Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Greenland Technologies Holding Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units consisting of:	(1)	457(o)		$	$6,480,000.00	0.0001381	$894.89
Fees to be Paid	Equity	(i) Ordinary shares, no par value per share	(2)	Other				0.0001381
Fees to be Paid	Equity	(ii) Warrants to purchase ordinary shares	(3)	Other				0.0001381
Fees to be Paid	Equity	Ordinary shares, no par value per share, issuable upon the exercise of the Warrants included in the units	(4)	457(o)		$	$5,184,000.00	0.0001381	$715.91

Total Offering Amounts:							$11,664,000.00		1,610.80
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$1,610.80

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of ordinary shares, no par value per share, of the registrant (the “Ordinary Shares”) that may become issuable to prevent dilution resulting from share splits, share combinations, dividends, recapitalizations or similar transactions with respect to the Ordinary Shares.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of ordinary shares, no par value per share, of the registrant (the “Ordinary Shares”) that may become issuable to prevent dilution resulting from share splits, share combinations, dividends, recapitalizations or similar transactions with respect to the Ordinary Shares.

No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of ordinary shares, no par value per share, of the registrant (the “Ordinary Shares”) that may become issuable to prevent dilution resulting from share splits, share combinations, dividends, recapitalizations or similar transactions with respect to the Ordinary Shares.

No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of ordinary shares, no par value per share, of the registrant (the “Ordinary Shares”) that may become issuable to prevent dilution resulting from share splits, share combinations, dividends, recapitalizations or similar transactions with respect to the Ordinary Shares.